Exhibit 10.32

ADDENDUM I

to MASTER AGREEMENT (the “Master Agreement”) dated 1 April 2003 between GALEN (CHEMICALS) LIMITED, 4 Adelaide Street, Dun Laoghaire, Co. Dublin, Ireland (“GALEN”) and LEO Pharma A/S, Industriparken 55, DK-2750 Ballerup, Denmark (“LEO”) (this “Addendum”).

WHEREAS, the rights and obligations of GALEN under the Master Agreement have, with the consent of LEO, been assigned to WARNER CHILCOTT COMPANY, INC. (“WCCI”), an Affiliate of GALEN;

WHEREAS, WCCI and LEO have on the date hereof entered into a series of inter-related agreements and addenda with respect to the agreements described in Article 2; and

WHEREAS, WCCI and LEO desire to amend the Master Agreement by entering into this Addendum.

NOW THEREFORE, the Parties hereby agree as follows:

Article 1

Definitions

1.1	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Agreement.

1.2	“Party” means WCCI or LEO, as the case may be, and “Parties” means WCCI and LEO.

1.3	“Products” means (i) any pharmaceutical formulation containing calcipotriol (calcipotriene) as the only active pharmaceutical ingredient (including Dovonex® ointment, cream and scalp solution) and any other such formulations in any form including, but not limited to, a gel, foam, spray, mousse or liquid, whether such formulation has been developed, is being developed or may be developed in the future and (ii) any pharmaceutical formulation containing calcipotriol (calcipotriene) and steroid, including Dovobet® ointment, LEO 80185, LEO 80190, and any other such formulations in any form including, but not limited to, an ointment, cream, gel, solution, foam, spray, mousse or liquid, whether such formulation has been developed, is being developed or may be developed in the future.

Article 2

Operative Agreements

2.1	Simultaneously with the signing of this Addendum the Parties have signed the following agreements and addendum with respect to the Operative Agreements:

(a)	License, Supply and Development Agreement, attached to this Addendum as Appendix A (the “DC Agreement”). All references to the Dovobet® Agreement contained in the Master Agreement, shall be deemed to refer to the DC Agreement, as may be amended from time to time.

(b)	Amended and Restated Dovonex® Agreement, attached to this Addendum as Appendix B (the “Amended and Restated Dovonex Agreement”). All references to the Dovonex® Agreement in the Master Agreement, shall be deemed to refer to the Amended and Restated Dovonex® Agreement, as may be amended from time to time.

(c)	Addendum I to the Development Agreement, attached to this Addendum as Appendix C (the “Development Agreement Addendum I”). All references to the Development Agreement in the Master Agreement, shall be deemed to refer to the Development Agreement as amended by the Development Agreement Addendum I, and as may be further amended from time to time.

2.2	In addition to the agreements and addendum set forth in Article 2.1 the Parties have entered into the following agreements:

(a)	Right of First Refusal Agreement, attached to this Addendum as Appendix D (the “Right of First Refusal Agreement”).

(b)	Amended and Restated Cooperation Agreement, attached to this Addendum as Appendix E (the “Amended and Restated Cooperation Agreement”).

(c)	Confidentiality Agreement attached to this Addendum as Appendix F (the “Confidentiality Agreement”).

(d)	Letter Agreement attached to this Addendum as Appendix G (the “Letter Agreement”).

Article 3

Studies

This Article 3 is intended to encompass the clinical development of all line extensions of Products, except (i) studies for the initial registration of Products, (ii) studies required for the development of the Appendix IV Products as set forth in Article 3.1 of the DC Agreement and (iii) the studies described in the Amended and Restated Cooperation Agreement (see Article 3.7(b) of this Addendum). As used herein, “Appendix IV Products” has the meaning ascribed to it in the DC Agreement. This Article 3 is not intended to encompass product development, which is addressed separately in the DC Agreement.

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3.1	WCCI shall not perform a pre-clinical or clinical study, seeding trial, observational study or any other pre or post marketing study relating to the Products, without the prior written consent of LEO and the prior written approval of the protocols by LEO, such consent and approval not to be unreasonably withheld. Products to be used in any such studies or trials shall be delivered by LEO to WCCI at a price equivalent to 75% of the purchase price agreed by the Parties for such product.

3.2	In the event a Party (the “Proposing Party”) desires to conduct a pre-clinical or clinical study, seeding trial, observational study or any other pre or post marketing study relating to the Products (individually, a “Study” and collectively, the “Studies”), such Party shall promptly deliver a study outline to the other Party (the “Receiving Party”). In addition, the Proposing Party shall indicate whether such Study (i) is intended for use in obtaining a Registration (such as for a new indication or other labelling change for a Product in the Territory) (a “Registration Study”) or (ii) is not intended for use in obtaining a Registration (such as an early experience trial or observational study) (a “Non-Registration Study”).

3.3	Except as expressly set forth in this Article 3 or in a separate study agreement, each Party shall be responsible for funding all Studies conducted by or on behalf of such Party.

3.4	Subject to applicable Law, including applicable privacy laws, data (including results) from each Study conducted by or on behalf of either Party shall be made available to the other Party (and may be made available by LEO to any of its licensee(s) having rights to the Product which is the subject of such Study, each, a “Product Licensee”) for the purpose of safety reporting or compliance with compulsory regulatory reporting requirements regardless of which Party has conducted and/or funded the study in question.

If data becomes publicly available through the publication of results of a Registration Study, such data and results that have been made public may be used by either Party (and may be made available by LEO to any Product Licensee(s)) for medical marketing purposes and all other lawful purposes regardless of which Party has conducted and/or funded such Study. Data from Non-Registration Studies conducted by or on behalf of either Party shall be made available promptly to the other Party (and any Product Licensee(s)) and such data may be used by either Party (and may be made available by LEO to any Product Licensee(s)) for any lawful purpose regardless of which Party has conducted and/or funded such Study.

3.5	In the event that the Receiving Party wishes to obtain and use the results and other data from a Registration Study (“Registration Data”) proposed by the Proposing Party (other than for safety reporting or compliance with compulsory regulatory reporting requirements), the Parties shall negotiate in good faith to reach an agreement regarding the terms of the Receiving Party’s access to such Registration Data.

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3.6	In connection with performing any Study each Party shall conduct the Study and maintain records and data during and after the Study in compliance with all applicable Laws including, without limitation, cGMP, good laboratory practices, current good clinical practices and any applicable requirements of Law or any Governmental or Regulatory Authority.

3.7	The Parties have previously entered into the following agreements (the “Separate Study Agreements”) relating to certain studies:

(a)	Development Agreement regarding certain development activities relating to Dovobet® ointment.

(b)	Amended and Restated Cooperation Agreement regarding PR 03105.0 (Title: A Randomized, Double-blind, Active-controlled Study to Evaluate the Efficacy of Dovobet® ointment (calcipotriol 0.005% and betamethasone 0.05%) compared to Dovonex® ointment (calcipotriol 0.005%) in the Treatment of Psoriasis Vulgaris).

In case of any inconsistency between this Addendum and the Separate Study Agreements, the Separate Study Agreements shall prevail.

Article 4

Term and Termination

4.1	This Addendum will be effective when signed by both Parties provided that the Master Agreement is in force.

4.2	Article 3.4(c) of the Master Agreement is hereby amended and replaced in its entirety by the following:

“(c)	The DC Agreement will be effective as of 14 September 2005.”

Article 5

Consideration and Milestones

5.1	In consideration of the additional rights granted to WCCI in the DC Agreement and in the Amended and Restated Dovonex® Agreement WCCI has made or shall make the following milestone payments to LEO:

(a)	USD 2,000,000 (United States Dollars two million) upon signing of the Letter of Intent dated 29 June 2005 (this payment has been made);

(b)	USD 35,000,000 (United States Dollars thirty five million) within thirty (30) days following the date hereof.

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5.2	In addition to the payments mentioned under Article 5.1, WCCI shall pay to LEO within thirty (30) days following the FDA’s acceptance for filing of an NDA for the following Products (such Products being further described in Appendix IV of the DC Agreement):

(a)	USD 10,000,000 (United States Dollars ten million) for LEO 80185 (Scalp indication);

(b)	USD 10,000,000 (United States Dollars ten million) for LEO 80185 (Trunk indication);

(c)	USD 5,000,000 (United States Dollars five million) for LEO 80190 (Face indication); and

(d)	USD 5,000,000 (United States Dollars five million) for LEO 80190 (Children indication).

5.3	In addition to the payments mentioned under Article 5.1 and 5.2, WCCI shall pay to LEO within thirty (30) days following receipt of FDA approval for the following Products (such Products being further described in Appendix IV of the DC Agreement):

(a)	USD 40,000,000 (United States Dollars forty million) for LEO 80185 (Scalp indication);

(b)	USD 40,000,000 (United States Dollars forty million) for LEO 80185 (Trunk indication);

(c)	USD 20,000,000 (United States Dollars twenty million) for LEO 80190 (Face indication); and

(d)	USD 20,000,000 (United States Dollars twenty million) for LEO 80190 (Children indication).

provided however that WCCI shall have no obligation to make the payment set forth in this Article 5.3 with respect to an approved Product until such Product has (i) a valid trademark acceptable to the FDA which is included in the approved labelling for the Product and (ii) the corresponding indication below:

LEO 80185 – Scalp indication:

LEO 80185 is indicated for the topical treatment of scalp psoriasis in adults.

LEO 80185 – Trunk indication:

LEO 80185 is indicated for the topical treatment of psoriasis vulgaris in adults.

LEO 80190 – Face indication:

LEO 80190 is indicated for the topical treatment of psoriasis vulgaris in the face in adults.

LEO 80190 – Children indication:

LEO 80190 is indicated for the topical treatment of psoriasis vulgaris in children. Minimum age to be determined in collaboration with the FDA.

If such indications are not approved by the FDA the Parties shall meet and discuss if and how to proceed and the implications of such decision.

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5.4	It is understood that (i) none of the amounts paid pursuant to this Article 5.1, 5.2 and 5.3 are refundable and (ii) the amounts paid pursuant to this Article 5.1, 5.2 and 5.3 are in addition to the payments set forth in Article 4 of the Master Agreement.

Article 6

Confidentiality

Articles 6.1 and 6.2 of the Master Agreement are hereby amended and replaced in their entirety by the following:

6.1	The confidentiality provisions of the Confidentiality Agreement (excluding Article 9 of the Confidentiality Agreement – Governing Law and Venue) are hereby incorporated by reference in the Agreement and are hereby deemed to be part of this Agreement. For the avoidance of doubt, this Agreement and the existence and terms of this Agreement are regarded as Confidential Information (as defined in the Confidentiality Agreement). Notwithstanding anything herein to the contrary, any Party to this Agreement (and any employee, representative, or other agent of any Party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

6.2	Notwithstanding anything to the contrary set forth herein or in the Confidentiality Agreement, WCCI and its Affiliates may disclose Confidential Information relating to this Agreement including, without limitation, the existence and terms of this Agreement (i) in a filing with the United States Securities and Exchange Commission (the “SEC”) or any securities exchange if such disclosure is required pursuant to applicable Law, (ii) to any third party if such Confidential Information is part of a report of the information that would be required to be contained in a report on Form 8-K, a quarterly report on Form 10-Q or an annual report on Form 10-K if WCCI were required to file such form with the SEC, or (iii) to a third party on a confidential basis if such disclosure is otherwise required pursuant to (x) the Credit Agreement dated as of January 18, 2005 among Warner Chilcott Holdings Company III, Limited and certain of its subsidiaries, Credit Suisse First Boston and the other lenders party thereto or (y) the Indenture dated as of January 18, 2005 between Warner Chilcott Corporation and Wells Fargo Bank, National Association; provided that WCCI shall provide LEO with a copy of the information relating to this Agreement that will be disclosed in advance of such disclosure (other than the Agreement itself).

6.3	It is understood and agreed that WCCI shall file this Addendum, the Right of First Refusal Agreement, the DC Agreement, the Amended and Restated Dovonex® Agreement and the Development Agreement Addendum I with the SEC.

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Article 7

Status of prior agreements

7.1	The Master Agreement together with the DC Agreement, the Amended and Restated Dovonex® Agreement, the Development Agreement, the Amended and Restated Cooperation Agreement, the Confidentiality Agreement, the Right of First Refusal Agreement and the Letter Agreement constitute the entire agreement between the Parties hereto with respect to the within subject matter and supersedes all previous agreements, whether written or oral.

Article 8

Guarantee of Warner Chilcott Holdings Company III, Limited

8.1	The performance of WCCI’s obligations under the agreements mentioned in Article 7 is guaranteed by Warner Chilcott Holdings Company III, Limited.

Article 9

Notices

9.1	Any notice hereunder shall be deemed to be sufficiently given if sent by registered mail or by fax followed by mail to:

In the case of WCCI:

WARNER CHILCOTT COMPANY, INC.

Att. Director, Business Management

P.O. Box 1005

Fajardo, Puerto Rico 00738

Fax: + 1 787 863 5355

With a copy to:

Senior Vice President and General Counsel

Warner Chilcott

100 Enterprise Drive

Rockaway, New Jersey 07866

Fax: + 1 973 442 3310

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In the case of LEO:

LEO Pharma A/S

Att. CEO, President

Industriparken 55

DK-2750 Ballerup

Denmark

Fax: + 45 72 26 32 95

or such other address as the receiver shall have last furnished to the sender.

Article 10

10.1	The provisions of the Master Agreement shall, to the extent such provisions are not changed by this Addendum, remain unchanged and in full force and effect.

IN WITNESS WHEREOF the Parties hereto have caused this Addendum to be duly executed in duplicate by their authorised officers as of the date last below written.

WARNER CHILCOTT COMPANY, INC.		LEO Pharma A/S

/s/ Max Torres		/s/ Ernst Lunding
Name:	Max A. Torres	Name:	Ernst Lunding
Title:	Director, Business Management	Title:	President, CEO

Date:	14 September 2005	Date:	14 September 2005

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

/s/ Roger Boissonneault
Name:	Roger Boissonneault
Title:	President

Date:	14 September 2005

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